SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               September 15, 2000




                         SOUTHERN MISSOURI BANCORP, INC.
             (Exact name of Registrant as specified in its Charter)




                          Delaware 000-23406 43-1665523
              (State or other (Commission File No.) (IRS Employer
                         jurisdiction of Identification
                             incorporation) Number)




                 531 Vine Street, Poplar Bluff, Missouri 63901
       -----------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (573) 785-1421




                                       N/A
          (Former name or former address, if changed since last report)



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Item 2.  Other Events

         On September 15, 2000, the Registrant announced that its wholly-owned subsidiary Southern Missouri Bank & Trust completed the acquisition of two full-service banking facilities located in Kennett and Qulin, Missouri from Commerce Bank. Southern Missouri Bank paid approximately $4.9 million for these branches and will assume approximately $45.0 million in deposits and $25.6 million in loans. Southern Missouri Bank & Trust also announced the sale of two full-service branches in Malden and Ellington, Missouri. Southern Missouri Bank transferred approximately $8.5 million in loans and $13.2 million in deposits to the acquirer.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibit to this Report.


Item 7.           Financial Statements and Exhibits

(c)      Exhibits:

         Exhibit 99 - Press Release






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



                                     SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               SOUTHERN MISSOURI BANCORP, INC.




Date: September 15, 2000                       By:/s/ GREG A. STEFFENS
                                               ------------------------------
                                                 Greg A. Steffens
                                                 Senior Vice President and
                                                  Chief Financial Officer


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








                   [LETTERHEAD OF SOUTHERN MISSOURI BANK AND TRUST]



For Immediate Release
September 14, 2000

For addition information:
Contact Greg A. Steffens, President
(573) 785-1421

                SOUTHERN MISSOURI BANK AND TRUST ANNOUNCES COMPLETION
                          OF BRANCH ACQUISITION AND BRANCH SALE

Poplar Bluff, Missouri - Samuel H. Smith, Chairman of the Board of Southern Missouri Bank and Trust (the "Bank"), announced today that the Bank completed its purchase of two full-service banking facilities located in Kennett and Qulin, Missouri from Commerce Bank on August 28, 2000. When the transaction was completed, the Bank assumed approximately $45.0 million in deposits, $25.6 million in loans and each of Commerce Bank's facilities in Kennett and Qulin. The Bank paid approximately $4.9 million for these branches and expects to record goodwill of approximately $3.8 million. Regarding the acquisition, Greg Steffens, President and CEO of the Bank, said, "We are proud to become a bigger and more important part of each of these communities and look forward to having the opportunity to serve each of our new customers. The process of integrating the Kennett and Qulin facilities into our branch network is well underway, and we hope to have it completed by the end of this year."

In addition, the Bank also reported the completion of its sale of two full-service banking facilities located in Malden and Ellington, Missouri to First State Community Bank on September 8, 2000. At the closing of the transaction, the Bank transferred approximately $8.5 million in loans and $13.2 million in deposits to the acquirer. The Bank anticipates that it will record a pre-tax gain on the sales of these two branches of approximately $625,000. President Steffens said, "We are glad that we were an important part of the Malden and Ellington communities for many years, and we are certain that First State Community Bank will continue to provide quality service to our former customers".

Presently, the Bank offers financial services to Southeastern Missouri through its main office located in Poplar Bluff, and six other full-service facilities located in Poplar Bluff, Kennett, Dexter, Qulin, Doniphan and Van Buren, Missouri. Southern Missouri Bank and Trust is a wholly owned subsidiary of Southern Missouri Bancorp, which trades on NASDAQ under the symbol SMBC.